                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of Stanwich Asset Acceptance Company, L.L.C.
(the "Company") is entered into by Carrington Securities, LP, a Delaware limited partnership (as successor in interest to Carrington Mortgage Credit Fund I, LP), as the initial member of the Company (the "Initial Member" and together with the other members of the Company from time to time (other than the Special Member), the "Members"). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

     The Initial Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Section
18-101 et seq.), as amended from time to time (the "Act").

     The Member hereby agrees as follows:

Section 1. Name.

     The name of the limited liability company formed hereby is Stanwich Asset
Acceptance Company, L.L.C.

Section 2. Principal Business Office.

     The principal business office of the Company shall be located at Nine
Greenwich Office Park, Greenwich, Connecticut 06831 or such other location as may hereafter be determined by the Members.

Section 3. Registered Office.

     The address of the registered office of the Company in the State of
Delaware is The Corporation Trust Company, 1209 Orange Street, Corporate Trust
Center, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 4. Registered Agent.

     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust
Company, 1209 Orange Street, Corporate Trust Center, in the City of Wilmington,
County of New Castle, Delaware 19801.

Section 5. Members.

     (a) The mailing address of the Members is set forth on Schedule B attached hereto.

     (b) Subject to Section 9(j), the Members may act by written consent.

     (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to
Sections 22 and 24, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 23 and 24), each Person acting as an Special Member/Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a
Special Member and shall continue the Company without dissolution. No Special
Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as
Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Special Member/Independent
Director pursuant to Section 10; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the
Company of a substitute Member. Each Special Member shall be a member of the
Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to
Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special
Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Special
Member/Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each
Person acting as an Special Member/Independent Director pursuant to Section 10 shall not be a member of the Company.

Section 6. Certificates.

     Shannon Smith, is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of
Formation of the Company with the Secretary of State of the State of Delaware.
Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the
Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act.

     The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7. Purposes. The purpose to be conducted or promoted by the Company is to engage in the following activities:

     (a)  (i)  to purchase, accept capital contributions of or otherwise acquire
               (A) mortgage loans and home equity loans, including rights to payment of any interest, finance charges or fees and any other rights with respect thereto (the "Receivables"), (B) security interests in the homes financed by the

                                      -2-

               Receivables (the "Financed Homes") and any accessions thereto;
               (C) the rights to proceeds with respect to the Receivables from claims on insurance policies covering the Financed Homes and any rights of an originator of the Receivables in any rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables; (D) any property that shall have secured a Receivable; (E) any rights of an originator with respect to any agreement under which such originator has acquired Receivables originated by or through a home finance entity; (F) any rights of an originator of the Receivables in any documents or instruments or other property appurtenant or
               relating to the Receivables; and (G) any and all proceeds of the foregoing (the property described in clauses (B) through (G)
               above being called the "Related Assets");

          (ii) to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the Receivables and Related Assets;

          (iii) to issue and sell one or more series of Securities;

          (iv) to act as settlor or depositor of trusts or other entities or to own equity interests in other limited liability companies (whose purposes are restricted to those set forth in this Section 7(a)), to enter into and perform the limited liability company
               agreements of such limited liability companies, each of which is formed to issue Securities (each, an "Issuer");

          (v)  to acquire, own, hold, transfer, assign, pledge, sell and otherwise deal with any interests in an Issuer or Securities issued by an Issuer;

          (vi) to enter into, execute and deliver any underwriting agreement, purchase or placement agreement relating to the sale or placement of any securities issued by an Issuer, any sale and servicing agreement, pooling and servicing agreement, trust agreement, purchase agreement, administration agreement, custodial
               agreement, insurance agreement or any other agreement which may be required or advisable to effect the administration or
               servicing of the Receivables and Related Assets or the issuance and sale of any Securities (each, a "Securitization Agreement"), and to perform its obligations under each Securitization
               Agreement to which it is a party;

          (vii) to establish any reserve account, spread account or other credit enhancement for the benefit of Securities issued by the Company or any Issuer and to loan, transfer or otherwise invest any proceeds from Receivables and Related Assets and any other income as determined by the Board;

                                      -3-

          (viii) to purchase financial guaranty insurance policies for the benefit of any Security issued by the Company or any Issuer;

          (ix) to enter into any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any Receivables and Related
               Assets or for the benefit of any Security issued by the Company or any Issuer;

          (x)  to prepare, execute and file with the Securities and Exchange
               Commission registration statements, including a prospectus and forms of prospectus supplements, relating to Securities;

          (xi) to prepare private placement memorandums relating to Securities to be offered and sold privately;

          (xii) for federal, state or local tax purposes, to serve as "general partner" of any Issuer;

          (xiii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

     (b) The Company, by or through the Members, or any Director or Officer on behalf of the Company, may enter into and perform the Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Members or any Director or Officer to enter into other agreements on behalf of the Company.

Section 8. Powers.

     Subject to Section 9(j), the Company, and the Board of Directors and the
Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act; provided, however, that neither the Company nor the Board of Directors or officers of the
Company on behalf of the Company shall have or exercise any powers not permitted of "Qualifying SPEs" (within the meaning of the Statement of Financial
Accounting Standard No. 140 ("FAS 140")) under FAS 140 or any successor accounting standard thereto.

Section 9. Management.

     (a) Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Members. Subject to Section 10, the Members may
determine at any time in

                                      -4-

their sole and absolute discretion the number of Directors to constitute the
Board. The authorized number of Directors may be increased or decreased by the
Members at any time in their sole and absolute discretion, upon notice to all
Directors, and subject in all cases to Section 10. The initial number of
Directors shall be five, two of which shall be Special Member/Independent
Directors pursuant to Section 10. Each Director elected, designated or appointed by the Members shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal.
Directors need not be Members. The initial Directors designated by the Members are listed on Schedule C hereto.

     (b) Powers. Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 7, the Board of Directors has the authority to bind the Company.

     (c) Meeting of the Board of Directors. The Board of Directors of the
Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the
President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     (d) Quorum: Acts of the Board. Subject to the last sentence of Section 10 of this Agreement, at all meetings of the Board, a majority of the Directors
(other than the Special Member/Independent Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Subject to the last sentence of Section 10 of this Agreement, and except as otherwise provided in any other provisions of this Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

     (e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

                                      -5-

     (f) Committees of Directors.

          (i)  The Board may, by resolution passed by a majority of the whole
               Board (other than the Special Members/Independent Directors), designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or
               disqualified member.

          (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the
               Board in the management of the business and affairs of the
               Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     (g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     (h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Members, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Members.

     (i) Directors as Agents. To the extent of their powers set forth in this
Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the
Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

     (j) Limitations on the Company's Activities.

          (i)  This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a
               "special purpose" entity.

                                      -6-

          (ii) The Members shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Special
               Member/Independent Director" or Sections 7, 8, 9, 10, 16, 21, 22,
               23, 24, 25, 26, 27, 31 or 32 or Schedule A of this Agreement without the unanimous written consent of the Board (including all
               Special Members/Independent Directors). Subject to this Section
               9(j), the Members reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 32.

          (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the
               Members, the Board, any Officer or any other Person, neither the
               Members nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Members and the Board (including all Special Members/Independent Directors), to take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Special Members/Independent
               Directors then serving in such capacity.

          (iv) The Board and the Members shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory)
               and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) the
               Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the
               Company and (2) the Rating Agency Condition is satisfied. The
               Board also shall cause the Company to:

               (A)  maintain its own books and records and bank accounts
                    separate from the Members or any other Person;

               (B)  at all times hold itself out to the public and all other
                    Persons as a legal entity separate from the Members and any other Person;

               (C)  have a Board of Directors separate from that of the Members and any other Person;

               (D)  file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not
                    treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable
                    law;

                                      -7-

               (E)  except as contemplated by the Transaction Documents, not commingle its assets with assets of the Members or any other
                    Person;

               (F)  conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

               (G)  maintain separate financial statements;

               (H)  pay its own liabilities only out of its own funds;

               (I)  maintain an arm's length relationship with its Affiliates and the Members;

               (J)  pay the salaries of its own employees, if any;

               (K)  not hold out its credit or assets as being available to satisfy the obligations of others;

               (L)  to the extent its office is located in the offices of any
                    Affiliate pay fair market rent for its office space located therein, and otherwise allocate fairly and reasonably any
                    overhead expenses shared with any Affiliate, and not engage in any business transaction with any Affiliate unless on an arm's-length basis;

               (M)  use separate stationery, invoices and checks;

               (N)  except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person or
                    make any loans or advances to any other Person;

               (O)  correct any known misunderstanding regarding its separate identity;

               (P)  maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

               (Q)  cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such
                    meetings and actions and observe all other Delaware limited liability company formalities;

               (R)  not acquire any securities of the Members; and

               (S)  cause the Directors, Officers, agents and other
                    representatives of the Company to act at all times with
                    respect to the Company consistently and in furtherance of
                    the foregoing and in the best interests of the Company.

                                      -8-

Failure of the Company, or the Members or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Directors.

          (v)  So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

               (A)  except as contemplated by the Transaction Documents,
                    guarantee or become obligated for the debts of any Person, including any Affiliate;

               (B)  engage, directly or indirectly, in any business other than the actions required or permitted to be performed under
                    Section 7, the Transaction Documents or this Section 9(j);

               (C)  incur, create or assume any indebtedness other than as expressly permitted hereunder and under the Transaction
                    Documents;

               (D)  make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person,
                    except that the Company may invest in those investments
                    permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit
                    the same to remain outstanding in accordance with such
                    provisions;

               (E)  to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such
                    activities as are expressly permitted pursuant to any
                    provision of the Transaction Documents; or

               (F)  except as contemplated by Section 7(a), form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 10. Special Member/Independent Director.

     As long as any Obligation is outstanding, the Members shall cause the
Company at all times to have at least two Special Members/Independent Directors who will be appointed by the Members. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Special Members/Independent
Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Special Member/Independent
Director, and no appointment of a successor Special Member/Independent Director, shall be effective until such successor shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Special Member/Independent Director, the Members shall,

                                      -9-

as soon as practicable, appoint a successor Special Member/Independent Director.
All right, power and authority of the Special Members/Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Special Member/Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of
Delaware. No Special Member/Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. The initial Special
Members/Independent Directors of the Company are Albert J. Fioravanti and Subra
Viswanathan. Notwithstanding any other provisions of this Agreement the Special
Members/Independent Directors, in their capacity as Special Members/Independent
Directors, may only vote on, or otherwise participate in, matters referred to in
Section 9(j)(ii) and Section 9(j)(iii).

Section 11. Officers.

     (a) Officers. The initial Officers of the Company shall be designated by the Members. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a
Treasurer. The Board of Directors may also choose one or more Vice Presidents,
Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the
Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers of the Company designated by the Members are listed on Schedule D hereto.

     (b) President. The President shall be the chief executive officer of the
Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The
President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

     (c) Vice President. In the absence of the President or in the event of the
President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the
President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                                      -10-

     (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The
Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.
The Secretary shall give, or shall cause to be given, notice of all meetings of the Members, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board
(or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the
Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the
Company. The Assistant Treasurer, or if there shall be more than one, the
Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

     (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12. Limited Liability.

     Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither any Member nor any Special Members nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

                                      -11-

Section 13. Capital Contributions.

     The Members have contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the
Special Members shall not be required to make any capital contributions to the
Company.

Section 14. Additional Contributions.

     The Members are not required to make any additional capital contribution to the Company. However, the Members may make additional capital contributions to the Company at any time. To the extent that the Members make an additional capital contribution to the Company, the Members shall revise Schedule B of this
Agreement. The provisions of this Agreement, including this Section 14, are intended to benefit the Members and Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Members and Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this
Agreement.

Section 15. Allocation of Profits and Losses.

     The Company's profits and losses shall be allocated to the Members.

Section 16. Distributions.

     Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Members on account of their interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Transaction Document.

Section 17. Books and Records.

     The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the
Company shall at all times be maintained by the Board. The Members and their duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the
Board on behalf of the Company, shall not have the right to keep confidential from the Members any information that the Board would otherwise be permitted to keep confidential from the Members pursuant to Section 18-305(c) of the Act. The
Company's books of account shall be kept using the method of accounting determined by the Members. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Members.

Section 18. Reports.

     (a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

                                      -12-

          (i)  unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

          (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

     (b) The Board shall use diligent efforts to cause to be prepared and mailed to the Members, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

          (i)  a balance sheet of the Company;

          (ii) an income statement of the Company for such fiscal year; and

          (iii) a statement of each Member's capital account.

     (c) The Board of Directors shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Members as promptly as possible any such tax information as may be reasonably necessary to enable each Member to prepare its federal, state and local income tax returns relating to such fiscal year.
Nothing in this Section 18 shall limit the Company from hiring a person or company to perform its bookkeeping, accounting or other related services.

Section 19. Tax Classification.

     Notwithstanding any other provision of this Agreement, no member shall take any action inconsistent with the classification as a disregarded entity for purposes of Treasury Regulation 301,7701-3.

Section 20. Other Business.

     The Members, the Special Members and any Affiliate of the Members or the
Special Members may engage in or possess an interest in other business ventures
(unconnected with the Company) of every kind and description, independently or with others notwithstanding any other provisions at law or equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 21. Exculpation and Indemnification.

     (a) Neither the Members, nor the Special Members nor any Officer, Director,
employee or agent of the Company nor any employee, representative, agent or
Affiliate of the Members (collectively, the "Covered Persons") shall, to the fullest extent permitted by law, be liable to the Company or any other Person who is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such
Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered
Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                                      -13-

     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Members and the Special
Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 21 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 21.

     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered
Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the
Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

     (e) To the extent that, at law or in equity, a Covered Person has duties
(including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this
Agreement, to the extent that they restrict the duties and liabilities of a
Covered Person otherwise existing at law or in equity, are agreed by the Members and the Special Members to replace such other duties and liabilities of such
Covered Person.

     (f) The foregoing provisions of this Section 21 shall survive any termination of this Agreement.

Section 22. Assignments.

     Subject to Section 24, the Members may assign all of their limited liability company interest in the Company. If any Member transfers all of its limited liability company interest in the Company pursuant to this Section 22, the transferee shall be admitted to the Company as a

                                      -14-

member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with the
Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 23. Resignation.

     So long as any Obligation is outstanding, no Member may resign, except as permitted under the Transaction Documents and if the Rating Agency Condition is
satisfied. If a Member is permitted to resign pursuant to this Section 23, an additional member of the Company shall be admitted to the Company, subject to
Section 24, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 24. Admission of Additional Members.

     One or more additional members of the Company may be admitted to the
Company with the written consent of the Members; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional Members may be admitted to the Company pursuant to Sections 22, 23 or
24 unless the Rating Agency Condition is satisfied.

Section 25. Dissolution.

     (a) Subject to Section 9(j) and the following sentence, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the
Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

     (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member or a Special Member shall not cause such Member or Special Member to cease to be a

                                      -15-

member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

     (c) Notwithstanding any other provision of this Agreement, each of the
Members and the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or Special
Member, or the occurrence of an event that causes the Member or Special Member to cease to be a member of the Company.

     (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section
18-804 of the Act.

     (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company (including all Obligations of the Company) shall have been distributed to the Members in the manner provided for in this Agreement and (ii)
the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 26. Waiver of Partition; Nature of Interest.

     Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Members and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the
Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.
The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Members in the
Company is personal property.

Section 27. Benefits of Agreement; No Third-Party Rights.

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Members or
Special Members except for the provisions of Sections 9(j), 10, 21(b), 24, 25(b)
and 32(b) (such provisions the "Third Party Benefit Provisions"). Nothing in this Agreement other than the Third Party Benefit Provisions shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in
Section 30 and except for the Third Party Benefit provisions).

Section 28. Severability of Provisions.

     Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any

                                      -16-

existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 29. Entire Agreement.

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 30. Binding Agreement.

     Notwithstanding any other provision of this Agreement, each Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 21,
22, 23, 24, 26, 27, 30 and 32, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Special
Members/Independent Directors, in accordance with its terms. In addition, the
Special Members/Independent Directors shall be intended beneficiaries of this
Agreement.

Section 31. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE
STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS
AND REMEDIES BEING GOVERNED BY SAID LAWS.

Section 32. Amendments.

     Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Members. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied:

     (a) unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Transaction Documents, and

     (b) without the consent of a Majority in Interest except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the Transaction Documents.

     Notwithstanding any other provision of this Agreement, the Company may amend Schedule B hereto without the prior written consent of any party.

Section 33. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

                                      -17-

Section 34. Notices.

     Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Members, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 35. Effectiveness.

     Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of filing of the Certificate of Formation with the
Secretary of the State of Delaware on January 26, 2005.

                                      -18-

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 26th day of
January, 2005.

                                        MEMBER:

                                        CARRINGTON SECURITIES, LP

                                        By: /s/ Bruce M. Rose
                                            ------------------------------------
                                            Name: Bruce M. Rose
                                            Title: President

                                        DIRECTORS:

                                        By: /s/ Bruce M. Rose
                                            ------------------------------------
                                            Name: Bruce M. Rose
                                            Title: President

                                        By: /s/ Scott P. Nussbaum
                                            ------------------------------------
                                            Name: Scott P. Nussbaum
                                            Title: Director

                                        By: /s/ Darren Fulco
                                            ------------------------------------
                                            Name: Darren Fulco
                                            Title: Director

                                        SPECIAL MEMBERS/INDEPENDENT DIRECTORS:

                                        By: /s/ Albert J. Fioravanti
                                            ------------------------------------
                                            Name: Albert J. Fioravanti
                                            Title: Special Member/Independent
                                                   Director

                                        By: /s/ Subra Viswanathan
                                            ------------------------------------
                                            Name: Subra Viswanathan
                                            Title: Special Member/Independent
                                                   Director

                                      -19-

                                   SCHEDULE A

                                   Definitions

A.   Definitions

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

     "Act" has the meaning set forth in the preamble to this Agreement.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common
Control with such Person.

     "Agreement" means this Amended and Restated Limited Liability Company
Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

     "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and
18-304 of the Act.

     "Board" or "Board of Directors" means the Board of Directors of the
Company.

     "Certificate of Formation" means the Certificate of Formation of the
Company filed with the Secretary of State of the State of Delaware on January
26, 2005, as amended or amended and restated from time to time.

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality

                                      -20-

of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

     "Covered Persons" has the meaning set forth in Section 21(a).

     "Debt Obligation" means, as of any date of determination, debt securities issued by and loans in respect of money borrowed by the Company, provided, however, that "Debt Obligation" does not include debt securities held by or loans from any Member or its Affiliates.

     "Directors" means the Persons elected to the Board of Directors from time to time by the Members, including the Special Member/Independent Directors, in their capacity as managers of the Company. A Director is hereby designated as a
"manager" of the Company within the meaning of Section 18-101(10) of the Act.

     "Financed Home" has the meaning set forth in Section 7(a)(i).

     "Special Member/Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Special Member/Independent
Director has not been, and during the continuation of his or her service as
Special Member/Independent Director is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Special Member/Independent Director of the Company
or any Affiliate whose purposes are restricted to those substantially similar to those in Section 7); (ii) a customer or supplier of the Company or any of its
Affiliates; or (iii) any member of the immediate family of a person described in
(i) or (ii).

     "Issuer" has the meaning set forth in Section 7(a)(iv).

     "Majority in Interest" means the Holders of Debt Obligations evidencing more than 50% by outstanding principal amount of all Debt Obligations.

     "Material Action" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the
Company.

     "Members" means Carrington Securities, LP, as the initial member of the
Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this
Agreement, each in its capacity as a member of the Company provided, however, the term "Member" shall not include the Special Member.

                                      -21-

     "Obligations" shall mean any Securities and the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Transaction Documents or any related document in effect as of any date of determination.

     "Officer" means an officer of the Company described in Section 11.

     "Officer's Certificate" means a certificate signed by any Officer of the
Company who is authorized to act for the Company in matters relating to the
Company.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

     "Rating Agency" means any nationally recognized statistical rating organization currently rating any Security.

     "Rating Agency Condition" means, with respect to any action, that each
Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction or withdrawal or qualification of the then current rating by such Rating Agency of any of the Securities.

     "Receivables" has the meaning set forth in Section 7(a)(i).

     "Related Assets" has the meaning set forth in Section 7(a)(i).

     "Security" means any bond, note, certificate or other security issued by the Company or an Issuer and secured primarily by or evidencing beneficial ownership interest in the Receivables and Related Assets;

     "Securitization Agreement" has the meaning set forth in Section 7(a)(vi).

     "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Special
Member/Independent Director, in such person's capacity as a member of the
Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

     "Transaction Documents" means this Agreement any Securitization Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

B.   Rules of Construction

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof"
and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the

                                      -22-

interpretation of this Agreement. All Section, paragraph, clause, Exhibit or
Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                      -23-

                                   SCHEDULE B

                                     Members

                                                              Agreed Value of     Membership
           Name                    Mailing Address         Capital Contribution    Interest
-------------------------   ----------------------------   --------------------   ----------

Carrington Securities, LP   Nine Greenwich Office Park            $10.00             100%
                            Greenwich, Connecticut 06831

                                      -24-

                                   SCHEDULE C

                                    Directors

1.   Bruce M. Rose

2.   Scott P. Nussbaum

3.   Darren Fulco

4.   Albert J. FIoravanti (Special Member/Independent Director)

5.   Subra Viswanathan (Special Member/Independent Director)

                                      -25-

                                   SCHEDULE D

                                    Officers

Officer             Title
-------             -----
Bruce M. Rose       President
Darren Fulco        Vice President
Scott P. Nussbaum   Secretary
Scott P. Nussbaum   Treasurer

                                      -26-